UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

Kodiak Sciences Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 PAGE MILL RD
PALO ALTO, California		94304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 281-0850

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Royalty Financing Letter Agreement

In December 2019, Kodiak Sciences Inc. together with its subsidiary Kodiak Sciences GmbH (collectively, “Kodiak”) entered into a funding agreement (the “Funding Agreement”) with certain assignees of Baker Bros. Advisors, LP (collectively, “BBA”) under which BBA agreed to fund up to $225.0 million in the aggregate in exchange for the right to 4.5% royalties on Kodiak’s potential future net sales of KSI-301 and certain other products.  The royalty was capped at 4.5 times the total amount funded under the Funding Agreement.  BBA funded $100.0 million at closing in February 2020, with the remaining $125.0 million to be funded upon receipt of Kodiak’s notice that it had satisfied specified product development criteria and making certain certifications to BBA.

At Kodiak’s request, BBA acknowledged and confirmed on July 22, 2021 in a letter agreement (the “Letter Agreement”) that, despite Kodiak being in a position to satisfy the product development criteria, the second funding amount would not be paid and the aggregate royalty cap under the Funding Agreement would be reduced from $1,012.5 million to $450.0 million. The request was made in light of, among other factors, Kodiak’s strong balance sheet due to the $612.0 million capital raise in November 2020, its clinical trial progress and capital resources.  An independent committee of the Board of Directors of Kodiak ratified the decision not to draw the second funding payment.

The foregoing description of the Funding Agreement and the Letter Agreement do not purport to be complete and are qualified in its entirety by reference to the complete text of the Funding Agreement and the Letter Agreement, copies of which are filed as Exhibit 10.1 to that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2019, and Exhibit 10.1 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, dated July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KODIAK SCIENCES INC.

Date:	July 22, 2021	By:	/s/ Victor Perlroth
Victor Perlroth, M.D. Chief Executive Officer